AMENDMENT NUMBER 1 TO
MASTER LOAN AGENCY AGREEMENT

    This Amendment Number 1 to Master Loan Agency Agreement (this "Amendment") is made as of this 29th day of March, 2001, by and between Goleta National Bank, a national banking association ("GNB"), and Ace Cash Express, Inc., a Texas corporation ("Ace"), with regard to the following:

  GNB and Ace entered into that certain Master Loan Agency Agreement dated August 11, 1999 (the "Agreement").
  Section 11.7 of the Agreement permits GNB and Ace to amend the Agreement by a writing signed by them.

  GNB, after consultation with the Bank Regulatory Authority, has determined that it is in the best interests of GNB to implement certain revisions and adjustments to the origination, processing and collection of Bank Loans, which revisions and adjustments are set forth in, and have been communicated to Ace in the form of, a set of compliance manuals, which may be amended from time to time by GNB.

  GNB and Ace wish to amend the Agreement to reflect revisions in their relationship as a result of the implementation of the bank loan compliance manuals and as set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Ace and GNB hereby agree as follows:

  The first sentence of Section 1.6(a) of the Agreement is hereby amended by deleting the "and" preceding "(ii)," deleting the "." at the end of that sentence, and adding the following after clause (ii):

  ", and (iii) Ace may offer, in lieu of Bank Loans, short-term loans substantially similar to the Bank Loans from one or more other bank or other financial institution lenders in approximately * Locations, but not more than * Locations, in the aggregate at any one time from the one or more other bank or other financial institution lenders."
  Section 2.1 of the Agreement is hereby amended to read as follows:

  "2.1 Participation Agreement. Contemporaneous with this Agreement, the Parties are entering into a Master Loan Participation Agreement under which GNB agrees to sell to Ace, and Ace agrees to purchase from GNB, a * % participation in each of the Bank Loans made by GNB from the Effective Date and prior to the POS Compliance Date (as defined in Section 3.4(i)), and a* % participation in each of the Bank Loans made by GNB from and after the POS Compliance Date. That Master Loan Participation Agreement (as amended by Amendment Number 1 to Master Loan Participation Agreement dated March 29, 2001) is Exhibit D to this Agreement."

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  Section 3.2(f) of the Agreement is hereby amended to read as follows:
  "(f) GNB will pay Ace the portion of the ATM charges received by GNB described in, and in accordance with, Exhibit E to this Agreement (as amended by Amendment Number 1 to Schedule of Interest and Fees dated March 29, 2001)."
  The following is hereby added as Section 3.2(h) of the Agreement:
  "(h) GNB has delivered to Ace, in written form, a set of manuals setting forth the policies, procedures, training, and systems regarding the origination, processing, and collection of Bank Loans resulting from GNB's consultation with the Bank Regulatory Authority through the date thereof, for Ace to implement and make operational in order to serve as GNB's agent to facilitate and provide administrative services regarding Bank Loans at Locations; a complete set thereof shall be delivered to Ace on or before April 27, 2001, and that complete set as so delivered and as identified separately by GNB to Ace as definitive as of March 30, 2001, will collectively be the "Initial Bank Loan Operating Manuals." (In this Agreement, "Bank Loan Operating Manuals" refers collectively to the Initial Bank Loan Operating Manuals and the Initial Bank Loan Operating Manuals as amended or revised, including any further amendment or revision, in any case as in effect from time to time.) GNB may amend and revise the Bank Loan Operating Manuals, in its sole discretion to reasonably comply with requirements or recommendations of the Bank Regulatory Authority, from time to time, and shall deliver all such amendments and revisions to Ace; all such amendments and revisions shall, upon their effectiveness in accordance with this Agreement, be deemed part of the "Bank Loan Operating Manuals." GNB shall also conduct such training sessions for Ace's personnel regarding the Bank Loan Operating Manuals, including any amendments and revisions thereto, as the Parties may deem necessary or reasonably appropriate to permit or facilitate Ace's implementation and operation of the requirements of the Bank Loan Operating Manuals or any amendments or revisions thereto, as the case may be."
  The following is hereby added as Section 3.2(i) of the Agreement:
  "(i) GNB shall pay its proportionate share, in accordance with its interest in the Bank Loans made from time to time after giving effect to the participations in the Bank Loans sold to Ace, of all of the expenses of the lobbying and related activities, regarding legislation and pending legislation affecting short-term loans, which the Parties mutually determine to engage in or support from time to time during the Term; provided, that the maximum amount GNB shall be obligated to pay for such expenses in any one year is $20,000, unless the Parties agree otherwise; and provided further, that such lobbying and related activities shall not involve any direct or indirect contribution, payment, distribution, loan, advance, deposit, gift of money or any services, or anything of value to any candidate, campaign committee, political action committee or political party or organization in connection with any election."

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.
  The following is hereby added as Section 3.4(i) of the Agreement:
  "(i) Ace shall use its commercially reasonable efforts in good faith to develop, implement and make operational all revisions or adjustments to the POS System as are necessary to comply with the software requirements of the Initial Bank Loan Operating Manuals, on or before 5:00 p.m., Pacific Time, on April 30, 2001, but in any event, Ace shall develop, implement and make operational all adjustments to the POS System as are necessary to comply with the software requirements of the Initial Bank Loan Operating Manuals not later than 11:59:59 p.m., Pacific Time, on June 30, 2001. For purposes of this Agreement, the "POS Compliance Date" shall mean the earlier of (i) the day on which Ace has developed, implemented, and made operational all revisions or adjustments to the POS System necessary to comply with the software requirements of the Bank Loan Operating Manuals as required in this Section 3.4(i), or (ii) July 1, 2001."
  The following is hereby added as Section 3.4(j) of the Agreement:
  "(j) Ace shall use its commercially reasonable efforts in good faith to substantially comply with and implement all of the terms, conditions, policies, and procedures required by the Initial Bank Loan Operating Manuals on or before 5:00 p.m., Pacific Time, on April 30, 2001, but in any event, Ace shall comply with and implement all of the terms, conditions, policies and procedures required by the Initial Bank Loan Operating Manuals on or before 5:00 p.m., Pacific Time, on October 1, 2001 (the "Final Compliance Date"). In addition, Ace shall take all action necessary to comply with and implement the terms, conditions, policies, and procedures required by each amendment or revision to the Bank Loan Operating Manuals not later than 60 days from and after the date of delivery to Ace of such amendment or revision by GNB, when Ace must be in compliance."
  The following is hereby added as Section 3.4(k) of the Agreement:
  "(k) Ace shall pay its proportionate share, in accordance with its participations in the Bank Loans purchased from GNB from time to time, of all of the expenses of the lobbying and related activities, regarding legislation and pending legislation affecting short-term loans, which the Parties mutually determine to engage in or support from time to time during the Term; provided, that such lobbying and related activities shall not involve any direct or indirect contribution, payment, distribution, loan, advance, gift of money or any services, or anything of value to a candidate, campaign committee, political action committee, or political party or organization in connection with any election."
  Section 4.2(c) of the Agreement is hereby amended to read as follows:
  "(c) Either Party may terminate this Agreement upon 30 business days' Notice upon the occurrence of any material breach or default by the other Party under this Agreement (other than as described in Section 4.2(b), Section 4.2(f), Section 4.2(g), or the provisions of Section 4.2 after Section 4.2(g)) which is not cured within such 30 business-day period."

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  The following is hereby added as Section 4.2(f) of the Agreement:
  "(f) GNB may terminate this Agreement at any time after the Final Compliance Date, upon nine (9) months' Notice, if GNB reasonably determines that Ace is not in compliance with the requirements of the Bank Loan Operating Manuals. Such Notice must describe with reasonable specificity the basis or bases for the termination and the corrective actions to be taken to make Ace in compliance with the requirements of the Bank Loan Operating Manuals. Such termination shall be effective immediately upon the expiration of such nine (9) month period, unless Ace is in compliance with the requirements of the Bank Loan Operating Manuals within forty-five (45) days after GNB has given the nine (9) months' Notice to terminate."
  The following is hereby added as Section 4.2(g) of the Agreement:
  "(g) Ace may terminate this Agreement at any time after the Final Compliance Date, upon nine (9) months' Notice (which Notice must describe with reasonable specificity the basis or bases for the termination) if GNB amends and/or revises the Bank Loan Operating Manuals and any such amendment or revision changes the operation, policies, procedures, training and/or system(s) regarding the origination, processing, or collection of Bank Loans in a material way, Ace uses its commercially reasonable efforts to comply with the amendment or revision, and Ace reasonably determines that compliance, or the use of resources to effect or maintain compliance, by Ace with the amendment or revision would have a material adverse effect upon Ace's loan-related business, operations or financial condition. Such termination shall be effective immediately upon the expiration of such nine (9) month period, unless Ace, by Notice to GNB within forty-five (45) days after Ace has given the nine (9) months' Notice to terminate, withdraws such termination Notice and has effected compliance with the amendment or revision to the Bank Loan Operating Manuals."

  The following is hereby added at the end of Section 4.2, after Section 4.2(g), of the Agreement:
  "In addition, if GNB should reasonably determine, from time to time, that Ace's operations regarding the Bank Loans at any particular Locations or Locations ("Noncomplying Locations") are not in substantial compliance with the requirements of the Bank Loan Operating Manuals, GNB may give Ace a Notice which (i) describes with reasonable specificity both the circumstances that constitute noncompliance at each Noncomplying Location and the corrective actions to be taken to make the operations at each Noncomplying Location comply with the requirements of the Bank Loan Operating Manuals, and (ii) states that the agency appointment made in Section 1.3 with respect to each Noncomplying Location will be revoked if the specified corrective actions are not taken. If the specified corrective actions are not taken regarding Ace's operations at a Noncomplying Location within ten (10) business days after the giving of the Notice, Ace shall no longer have the right to legally serve as GNB's agent to facilitate and provide administrative services regarding new Bank Loans at any continuing Noncomplying Location unless thereafter authorized by GNB (though Ace may continue to serve as agent regarding any and all then-outstanding Bank

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  Loans made at such Noncomplying Location). If, however, Ace's right to legally serve as GNB's agent is terminated by GNB in accordance with the preceding two sentences at more than * Locations, in the aggregate from the Effective Date, then either Party may terminate this Agreement upon nine (9) months' Notice to the other Party. Such termination, when Notice is given by Ace, shall be effective immediately upon the expiration of such nine (9) month period. Such termination, when Notice is given by GNB, shall be effective immediately upon the expiration of such nine (9) month period, unless Ace has, within forty-five (45) days after GNB has given the nine (9) months' Notice to terminate, corrected the noncompliance at each Noncomplying Location which was the subject of GNB's last Notice of noncompliance which caused the number of Noncomplying Locations to exceed * Locations, in the aggregate from the Effective Date."

  The following is hereby added as Section 5.3 of the Agreement:
  "5.3 Compliance Examination. At such reasonable intervals as GNB shall deem appropriate during the Term and upon reasonable prior Notice from GNB, Ace shall afford GNB, through its authorized representatives, counsel, accountants, agents, and employees (the "GNB Representatives"), reasonable access during normal business hours to all of Ace's business operations, properties (including each Location at which Bank Loans are offered), books, files and records, and will take all such other actions reasonably necessary, to enable the GNB Representatives to make a complete examination of Ace's financial statements and business operations regarding the origination, documentation, processing and collection of Bank Loans for the sole purpose of determining Ace's compliance with the requirements of the Bank Loan Operating Manuals. Such examination shall be conducted in cooperation with the officers and agents of Ace and in such a manner as to minimize, to the extent possible consistent with the reasonable conduct of a comprehensive examination, any disruption of, or interference with, the normal business operations of Ace. The cost of such examination shall be paid by GNB."
  Section 8.1(a) of the Agreement is hereby amended to read as follows:
  "(a) * of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against Ace or any Ace Indemnified Person or relating to any Third-Party Claims (as defined below in this Section 8.1) asserted against Ace or any Ace Indemnified Person if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from the Effective Date and prior to April 1, 2001, except any Third-Party Claims described in Section 8.1(b) or Section 8.1(c); and * of all Ace Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against Ace or any Ace Indemnified Person if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from and after April 1, 2001, except any Third-Party Claims described in Section 8.1(b) or Section 8.1(c); and for purposes of his Section 8.1(a), (i) each Renewal of a Bank Loan shall be deemed

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  made on the date the Bank Loan was originally made or funded by GNB and (ii) the foregoing percentages of Ace Losses to be indemnified by GNB shall apply regardless of when any Third-Party Claims are asserted or arise (i.e., whether before or after April 1, 2001) and regardless of when the Ace Losses are suffered or incurred."
  Section 8.2(a) of the Agreement is hereby amended to read as follows:
  "(a) * of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against GNB or any GNB Indemnified Person or incurred by GNB or any GNB Indemnified Person (collectively, "GNB Losses") by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Person if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from the Effective Date and prior to April 1, 2001, except any Third-Party Claims described in Section 8.2(b) or Section 8.2(c); and * of all GNB Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Person if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from and after April 1, 2001, except any Third-Party Claims described in Section 8.2(b) or Section 8.2(c); and for purposes of this Section 8.2(a), (i) each Renewal of a Bank Loan shall be deemed made on the date the Bank Loan was originally made by GNB and (ii) the foregoing percentages of GNB Losses to be indemnified by Ace shall apply regardless of when any Third-Party Claims are asserted or arise (i.e., whether before or after April 1, 2001) and regardless of when the GNB Losses are suffered or incurred."
  The fourth sentence of Section 8.5 of the Agreement is hereby amended to read as follows:
  "The premium cost of that insurance policy shall be paid (a) * by Ace and * by GNB from the Effective Date and prior to the POS Compliance Date, and (b) * by Ace and * by GNB from and after the POS Compliance Date."
  Section 11.3 of the Agreement is hereby amended to substitute "President and Chief Operating Officer" for the title "Chief Financial Officer" after "Jay B. Shipowitz," in the address for any Notice to Ace.

  Section 11.5 of the Agreement is hereby amended by deleting the "and" at the end of subsection (g) thereof, deleting the "." at the end of subsection (h) hereof, adding "; and" at the end of subsection (h) thereof, and adding a new subsection (i) to read as follows:
  "(i) a reference in this Agreement to any agreement or other document or to any Exhibit to this Agreement shall include any amendment or supplement to, or restatement of, that agreement or other document or that Exhibit to this Agreement to the extent permitted by the terms of that agreement or other document or that Exhibit to which reference is made."

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  GNB and Ace hereby acknowledge that the Preemptive and Refusal Rights Agreement, which was Exhibit F to the Agreement, has been terminated and superseded effective March 30, 2000.

  Except as set forth in this Amendment, all terms used herein that are defined in the Agreement shall have the respective meanings set forth in the Agreement.

  Except as amended hereby, the Agreement is hereby affirmed in its entirety.

  This Amendment may be signed in counterparts with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one and the same document.

  IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GOLETA NATIONAL BANK
By:

Name: Llewellyn W. Stone
Title: President and Chief Executive Officer

ACE CASH EXPRESS, INC.
By:

Name: Jay B. Shipowitz
Title: President and Chief Operating Officer

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.